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                                                                   Exhibit 23.3



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We have issued our report dated August 25, 2005 accompanying the financial statements of Resource Capital Corp. and subsidiaries contained in the Registration Statement (No. 333-126517) and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."




/s/ GRANT THORNTON LLP

New York, New York
October 14, 2005